UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 2, 2017

Kennametal Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5318	25-0900168

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street Suite 5100 Pittsburgh, Pennsylvania		15219-2706

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (412) 248-8000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

TABLE OF CONTENTS

Item 2.02 Results of Operations and Financial Condition.
Item 9.01 Financial Statements and Exhibits.
Item 2.02 Results of Operations and Financial Condition.
On August 2, 2017, Kennametal Inc. (Kennametal or the Company) issued an earnings announcement for its fiscal fourth quarter and fiscal year ended June 30, 2017.
The press release contains certain non-generally accepted accounting principles (GAAP) financial measures. The following GAAP financial measures have been presented on an adjusted basis: sales, gross profit and margin, operating expense, operating expense as a percentage of sales, operating income (loss) and margin, effective tax rate, net income (loss), earnings per diluted share (EPS) and loss per diluted share (LPS), Industrial operating income and margin, Widia operating (loss) income and margin and Infrastructure operating income (loss) and margin. Adjustments for the three months ended June 30, 2017 include restructuring and related charges. Adjustments for the three months ended June 30, 2016 include: (1) restructuring and related charges, (2) tax impact of prior impairment charges, (3) fixed asset disposal charges, (4) loss on divestiture and (5) U.S. deferred tax valuation allowance. Adjustments for the twelve months ended June 30, 2017 include: (1) restructuring and related charges and (2) Australia deferred tax valuation allowance. Adjustments for the twelve months ended June 30, 2016 include: (1) restructuring and related charges, (2) goodwill and other intangible asset impairment charges, (3) loss on divestiture and related charges, (4) fixed asset disposal charges, (5) operations of divested businesses and (6) U.S. deferred tax valuation allowance. Management adjusts for these items in measuring and compensating internal performance and to more readily compare the Company’s financial performance period-to-period. The press release also contains free operating cash flow (FOCF) and earnings before interest, taxes, depreciation and amortization (EBITDA) and margin, which are non-GAAP measures and are defined below.
Management believes that presentation of these non-GAAP financial measures provides useful information about the results of operations of the Company for the current and past periods. Management believes that investors should have available the same information that management uses to assess operating performance, determine compensation and assess the capital structure of the Company. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Investors are cautioned that non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.
Free Operating Cash Flow (FOCF)
FOCF is a non-GAAP financial measure and is defined by the Company as cash provided by operations (which is the most directly comparable GAAP measure) less capital expenditures plus proceeds from disposals of fixed assets. Management considers FOCF to be an important indicator of Kennametal’s cash generating capability because it better represents cash generated from operations that can be used for dividends, debt repayment, strategic initiatives (such as acquisitions) and other investing and financing activities.
EBITDA
EBITDA are a non-GAAP financial measure and are defined as net income attributable to Kennametal (which is the most directly comparable GAAP measure), with interest expense, interest income, provision for income taxes, depreciation and amortization added back. However, we believe that EBITDA are widely used as a measure of operating performance and are an important indicator of the Company’s operational strength and performance. Nevertheless, the measure should not be considered in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining liquidity that is calculated in accordance with GAAP. Additionally, Kennametal will adjust EBITDA. Management uses this information in reviewing operating performance.
Additionally, during our quarterly earnings teleconference we may use various non-GAAP financial measures to describe the underlying operating results. Accordingly, we have compiled below certain reconciliations as required by Regulation G. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Investors are cautioned that non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.
Primary Working Capital
Primary working capital is a non-GAAP financial measure and is defined as accounts receivable, net plus inventories, net minus accounts payable. The most directly comparable GAAP measure is working capital, which is defined as current assets less current liabilities. We believe primary working capital better represents Kennametal’s performance in managing certain assets and liabilities controllable at the segment level and is used as such for internal performance measurement.

PRIMARY WORKING CAPITAL (UNAUDITED)
(in thousands, except percents)	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	Average
Current assets	$1,113,901	$1,043,046	$971,745	$991,837	$1,075,341
Current liabilities	461,478	426,799	390,151	402,574	427,275
Working capital, GAAP	$652,423	$616,247	$581,594	$589,263	$648,066
Excluding items:
Cash and cash equivalents	(190,629)	(100,817)	(102,001)	(119,411)	(161,579)
Other current assets	(55,166)	(75,061)	(80,375)	(64,660)	(84,016)
Total excluded current assets	(245,795)	(175,878)	(182,376)	(184,071)	(245,595)
Adjusted current assets	868,106	867,168	789,369	807,766	829,746
Current maturities of long-term debt and capital leases, including notes payable	(925)	(1,591)	(2,263)	(1,381)	(1,895)
Other current liabilities	(244,831)	(234,367)	(219,008)	(225,189)	(243,341)
Total excluded current liabilities	(245,756)	(235,958)	(221,271)	(226,570)	(245,236)
Adjusted current liabilities	215,722	190,841	168,880	176,004	182,039
Primary working capital	$652,384	$676,327	$620,489	$631,762	$647,707	$645,734
		Three Months Ended
		6/30/2017	3/31/2017	12/31/2016	9/30/2016	Total
Sales		$565,025	$528,630	$487,573	$477,140	$2,058,368
Primary working capital as a percentage of sales						31.4%

PRIMARY WORKING CAPITAL (UNAUDITED)
(in thousands, except percents)	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015	Average
Current assets	$1,075,341	$1,099,260	$1,062,992	$1,168,511	$1,258,546
Current liabilities	427,275	421,415	394,983	438,406	482,744
Working capital, GAAP	$648,066	$677,845	$668,009	$730,105	$775,802
Excluding items:
Cash and cash equivalents	(161,579)	(136,564)	(138,978)	(97,199)	(105,494)
Other current assets	(84,016)	(111,479)	(113,113)	(120,583)	(132,148)
Total excluded current assets	(245,595)	(248,043)	(252,091)	(217,782)	(237,642)
Adjusted current assets	829,746	851,217	810,901	950,729	1,020,904
Current maturities of long-term debt and capital leases, including notes payable	(1,895)	(4,140)	(5,942)	(25,285)	(15,702)
Other current liabilities	(243,341)	(247,943)	(237,444)	(235,385)	(279,661)
Total excluded current liabilities	(245,236)	(252,083)	(243,386)	(260,670)	(295,363)
Adjusted current liabilities	182,039	169,332	151,597	177,736	187,381
Primary working capital	$647,707	$681,885	$659,304	$772,993	$833,523	$719,082
		Three Months Ended
		6/30/2016	3/31/2016	12/31/2015	9/30/2015	Total
Sales		$521,224	$497,837	$524,021	$555,354	$2,098,436
Primary working capital as a percentage of sales						34.3%
Debt to Capital
Debt to capital is a non-GAAP financial measure and is defined by Kennametal as total debt divided by the sum of total equity plus total debt. The most directly comparable GAAP measure is debt to equity, which is defined as total debt divided by total equity. Management believes that debt to capital provides additional insight into the underlying capital structure and performance of the Company.

Net Debt
Net debt is a non-GAAP financial measure and is defined by Kennametal as total debt less cash and cash equivalents. The most directly comparable GAAP measure is total debt. Management believes that net debt aids in the evaluation of the Company’s financial condition.

DEBT TO CAPITAL AND NET DEBT (UNAUDITED)	June 30,	June 30,
(in thousands, except percents)	2017	2016
Total debt	$695,916	$695,443
Total equity	1,052,653	995,801
Debt to equity, GAAP	66.1%	69.8%
Total debt	695,916	695,443
Total equity	1,052,653	995,801
Total capital	1,748,569	1,691,244
Debt to capital	39.8%	41.1%
Total debt	695,916	695,443
Cash and cash equivalents	190,629	161,579
Net Debt	$505,287	$533,864
Debt to EBITDA
Debt to EBITDA is a non-GAAP financial measure and is defined by Kennametal as total debt divided by the sum of the four trailing quarters of EBITDA. The most directly comparable GAAP measure is debt to net income attributable to Kennametal. Management believes that debt to EBITDA provides additional insight into the underlying capital structure, liquidity and performance of the Company. Additionally, Kennametal will adjust debt to EBITDA.

DEBT TO ADJUSTED EBITDA
JUNE 30, 2017 (in thousands, except debt to net income and debt to adjusted EBITDA)
	Three Months Ended
EBITDA	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Net income (loss) attributable to Kennametal	$24,643	$38,890	$7,262	$(21,656)
Add back:
Interest expense	7,367	7,331	7,151	6,993
Interest income	(246)	(306)	(206)	(248)
Provision for income taxes	7,494	9,301	8,221	4,879
Depreciation	22,709	22,375	22,827	23,167
Amortization	3,912	4,245	4,150	4,271
EBITDA	$65,879	$81,836	$49,405	$17,406
Adjustments:
Restructuring and related charges	23,165	9,623	11,783	31,657
Adjusted EBITDA	$89,044	$91,459	$61,188	$49,063
Total debt				$695,916
Trailing four quarters net income attributable to Kennametal				49,139
Debt to net income attributable to Kennametal				14.2
Total debt				$695,916
Trailing four quarters adjusted EBITDA				290,754
Debt to adjusted EBITDA				2.4

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1    Fiscal 2017 Fourth Quarter Earnings Announcement

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.

Date: August 2, 2017	By:	/s/ Patrick S. Watson
Patrick S. Watson
Vice President Finance and Corporate Controller